   As filed with the Securities and Exchange Commission on February 29, 2000

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________
                                AVENUE A, INC.
            (Exact name of registrant as specified in its charter)

                          Washington                                                      91-1819567
(State or other jurisdiction of incorporation or organization)                 (I.R.S. Employer Identification No.)

                          506 Second Avenue, 9th Floor
                           Seattle, Washington  98104
          (Address of principal executive offices, including zip code)

             AVENUE A, INC. 2000 STOCK INCENTIVE COMPENSATION PLAN
        AVENUE A, INC. RESTATED 1999 STOCK INCENTIVE COMPENSATION PLAN
               AVENUE A, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
        AVENUE A, INC. RESTATED 1998 STOCK INCENTIVE COMPENSATION PLAN
              FORM OF NONQUALIFIED STOCK OPTION LETTER AGREEMENTS
                           (Full title of the plans)

                              BRIAN P. McANDREWS
                     President and Chief Executive Officer
                                Avenue A, Inc.
                         506 Second Avenue, 9th Floor
                          Seattle, Washington  98104
                                (206) 521-8800
(Name, address and telephone number, including area code, of agent for service)
                            ______________________

                                   Copy to:


                                DAVID F. McSHEA
                               Perkins Coie LLP
                         1201 Third Avenue, 48th Floor
                        Seattle, Washington  98101-3099

                            ______________________

                        CALCULATION OF REGISTRATION FEE


                  Title of Securities                    Number to Be   Proposed Maximum   Proposed Maximum          Amount of
                   to Be Registered                      Registered(1)   Offering Price   Aggregate Offering  Price Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share, subject to
 outstanding options under the:
------------------------------------------------------------------------------------------------------------------------------------
  Avenue A, Inc. 2000 Stock Incentive                     1,130,882        $  8.00(2)        $  9,047,056.00            2,388.42
  Compensation Plan
------------------------------------------------------------------------------------------------------------------------------------
  Avenue A, Inc. Restated 1999 Stock Incentive              309,000        $ 24.00(2)        $  7,416,000.00         $  1,957.82
  Compensation Plan
------------------------------------------------------------------------------------------------------------------------------------
  Avenue A, Inc. Restated 1998 Stock Incentive            8,509,158        $  3.65(2)        $ 31,058,426.70         $  8,199.42
  Compensation Plan
------------------------------------------------------------------------------------------------------------------------------------
  Nonqualified Stock Option Letter Agreements             1,200,000        $ 1.67 (2)        $  2,004,000.00         $    529.06
------------------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value $0.01 per share, authorized
  but unissued under the:
------------------------------------------------------------------------------------------------------------------------------------
  Avenue A, Inc. 1999 Employee Stock Purchase             5,250,000        $ 24.00(3)        $126,000,000.00         $ 33,264.00
  Plan
------------------------------------------------------------------------------------------------------------------------------------
  Avenue A, Inc. Restated 1999 Stock Incentive           25,944,900        $ 24.00(3)        $622,677,600.00         $164.386.89
  Compensation Plan
------------------------------------------------------------------------------------------------------------------------------------
   TOTAL:                                                42,343,940                          $798,203,082.70         $210,726.00
====================================================================================================================================


(1) Based on shares subject to outstanding options or reserved for future issuance pursuant to the employee benefit plans as of February 29, 2000, together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding Common Stock.
(2) Computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price of $8.00 under the 2000 Stock Incentive Compensation Plan represents the exercise price of currently outstanding options. The proposed maximum offering price of $24.00 under the Restated 1999 Stock Incentive Compensation Plan represents the exercise price of currently outstanding options. The proposed maximum offering price of $3.65 under the Restated 1998 Stock Incentive Compensation Plan represents the weighted average of the exercise prices of currently outstanding options, which range from $.07 per share to $8.00 per share. The proposed maximum offering price of $1.67 under two nonqualified stock option letter agreements represents the exercise price of options issued pursuant to such letter agreements.
(3) Estimated as of February 29, 2000, solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price is $24.00 per share, which is the initial offering price of the Common Stock.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

              (a) The registrant's prospectus filed on February 29, 2000, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"); and

              (b) The description of the registrant's Common Stock contained in the Registration Statement on Form 8-A filed on February 7, 2000, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

          All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.   DESCRIPTION OF SECURITIES

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          An attorney at Perkins Coie LLP beneficially owns 13,393 shares of the registrant's series A preferred stock.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Section 10 of the registrant's Amended and Restated Bylaws (the "Bylaws") provides that the registrant will indemnify any individual made a party to a proceeding because that individual is or was a director or officer or, in some circumstances, an employee of the registrant, and will reimburse reasonable expenses incurred by such individual in advance of the final disposition of the proceeding to the fullest extent permitted by Washington law.

          Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or unlawful distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 9 of the registrant's Amended and Restated Articles of Incorporation (the "Articles") contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

          Any repeal of or modification to the Bylaws and Articles may not adversely affect any right of indemnification under the Bylaws or Articles of a director or officer who is or was a director or officer of the registrant at the time of such repeal or modification.

          The registrant intends to purchase and maintain a liability insurance policy pursuant to which its directors and officers may be indemnified against liability incurred for serving in their capacities as directors and officers.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

Item 8.   EXHIBITS



     Exhibit
     Number                                 Description
----------------   -------------------------------------------------------------
     5.1           Opinion of Perkins Coie LLP regarding legality of the Common
                   Stock being registered
    23.1           Consent of Arthur Andersen LLP, Independent Auditors
    23.2           Consent of Perkins Coie llp (included in opinion filed as
                   Exhibit 5.1)
    24.1           Power of Attorney (see signature page)
    99.1           Avenue A, Inc. 2000 Stock Incentive Compensation Plan
                   (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-1)
    99.2           Avenue A, Inc. Restated 1999 Stock Incentive Compensation
                   Plan (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1)
    99.3           Avenue A, Inc. 1999 Employee Stock Purchase Plan
                   (incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-1)
    99.4           Avenue A, Inc. Restated 1998 Stock Incentive Compensation
                   Plan (incorporated by reference to Exhibit 10.26 to the Registration Statement on Form S-1)
    99.5           Avenue A, Inc. Form of Nonqualified Stock Option Letter
                   Agreements

Item 9.   UNDERTAKINGS

A.        The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 28th day of February, 2000.

                              AVENUE A, INC.


                              By: /s/ Brian P. McAndrews
                                 ----------------------------------
                                 Brian P. McAndrews
                                 President and Chief Executive Officer

                               POWER OF ATTORNEY


          Each person whose individual signature appears below hereby authorizes Brian P. McAndrews and Robert M. Littauer, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 28th day of February, 2000.

                 Signature                              Title
                 ---------                              -----

/s/ Brian P. McAndrews       President, Chief Executive Officer and Director
--------------------------   (Principal Executive Officer)
Brian P. McAndrews

/s/ Robert M. Littauer       Chief Financial Officer, Vice President, Finance &
--------------------------   Administration, Secretary and Treasurer (Principal
Robert M. Littauer           Financial and Accounting Officer)

/s/ Nicolas J. Hanauer       Chairman of the Board
--------------------------
Nicolas J. Hanauer

/s/ Jason Green              Director
--------------------------
Jason Green

/s/ Fredric W. Harman        Director
--------------------------
Fredric W. Harman

/s/ Gregory Maffei           Director
--------------------------
Gregory Maffei

                               INDEX TO EXHIBITS
     Exhibit
     Number                               Description
-----------------  -------------------------------------------------------------
      5.1 Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
     23.1          Consent of Arthur Andersen LLP, Independent Auditors
     23.2          Consent of Perkins Coie LLP (included in opinion filed as
                   Exhibit 5.1)
     24.1          Power of Attorney (see signature page)
     99.1 Avenue A, Inc. 2000 Stock Incentive Compensation Plan (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-1)
     99.2 Avenue A, Inc. Restated 1999 Stock Incentive Compensation Plan (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1)
     99.3 Avenue A, Inc. 1999 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-1)
     99.4 Avenue A, Inc. Restated 1998 Stock Incentive Compensation Plan (incorporated by reference to Exhibit 10.26 to the Registration Statement on Form S-1)
     99.5          Avenue A, Inc. Form of Nonqualified Stock Option Letter
                   Agreements